Exhibit 4.6

NUMBER	SHARES

LEO HOLDINGS CORP. II

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

CLASS A COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP [•]

This Certifies that _________________________________________________ is the owner of  ______________________________________________

FULLY PAID AND NON-ASSESSABLE CLASS A ORDINARY SHARES, PAR VALUE

$0.0001 EACH, OF LEO HOLDINGS CORP. II (THE “CORPORATION”)

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

The Corporation will be forced to redeem all of its Class A ordinary shares if it is unable to complete a business combination within the period of time set forth in the Corporation’s amended and restated memorandum and articles of association, as the same may be amended from time to time, all as more fully described in the Corporation’s final prospectus dated                 , 2023.

This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:__________________________

Chief Executive Officer	[Corporate Seal]	Chief Financial Officer
Cayman Islands

LEO HOLDINGS CORP. II

The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation and the qualifications, limitations, or restrictions of such preferences and/or rights. This certificate and the shares represented thereby are issued and shall be held subject to all the provisions of the Corporation’s amended and restated memorandum and articles of association and all amendments thereto and resolutions of the Board of Directors providing for the issue of Class A ordinary shares (copes of which may be obtained from the secretary of the Corporation), to all of which the holder of this certificate by acceptance hereof assents. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT –	__________ Custodian __________ (Cust) (Minor)

TEN ENT	– as tenants by the entireties

JT TEN	– as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received, hereby sells, assigns and transfers unto________________________________________________

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares represented by the within certificate, and does hereby irrevocably constitute and appoint

Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated:_______________________________

Shareholder
NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

Signature(s) Guaranteed:
By

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15 OR ANY SUCCESSOR RULE).

In each case, as more fully described in the Corporation’s final prospectus dated __________, 2023, the holder(s) of this certificate shall be entitled to receive a pro-rata portion of certain funds held in the trust account established in connection with its initial public offering only in the event that (i) the Corporation redeems the Class A ordinary shares sold in its initial public offering and liquidates because it does not consummate an initial business combination within the period of time set forth in the Corporation’s amended and restated memorandum and articles of association, (ii) the Corporation redeems the Class A Ordinary Shares sold in its initial public offering in connection with a shareholder vote to amend the Corporation’s amended and restated memorandum and articles of association (a) to modify the substance or timing of the Corporation’s obligation to redeem 100% of the Class A Ordinary Shares if it does not consummate an initial business combination within the time period set forth therein or (b) with respect to any other provisions relating to the rights of holders of the Corporation’s Class A ordinary shares, or (iii) if the holder(s) seek(s) to redeem for cash his, her or its respective Class A ordinary shares in connection with a tender offer (or proxy solicitation, solely in the event the Corporation seeks shareholder approval of the proposed initial business combination) setting forth the details of a proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.

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